UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
October 13, 2008

ZIX CORPORATION
(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 370-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Zix Corporation (Nasdaq: ZIXI) (referred to herein, as the “Company”) today is announcing that it has signed a contract with Blue Cross Blue Shield of Alabama (“BCBS Alabama”) for the Company’s PocketScript® e-prescribing service. Pursuant to the contract, BCBS Alabama will pay for a minimum of 250 (which could potentially increase to 300) prescribers located in the State of Alabama to use the PocketScript e-prescribing service. Of these prescribers, a minimum of 200 currently use BCBS Alabama’s medical information network known as “InfoSolutions,” which BCBS Alabama is phasing out in favor of the PocketScript e-prescribing service.
     BCBS Alabama is the largest provider of healthcare benefits in Alabama with more than 3.5 million covered lives as members. The PocketScript e-prescribing service was chosen by BCBS Alabama following a competitive review process that evaluated several stand alone e-prescribing vendors.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION (Registrant)
Date: October 14, 2008	By:	/s/ Barry W. Wilson
Barry W. Wilson
Chief Financial Officer and Treasurer